Exhibit 99.1

SOURCE: ISTA Pharmaceuticals

Mar 26, 2012 09:24 ET

ISTA Pharmaceuticals Announces Settlement on Royalty Dispute

Settlement Results in Revised Royalty Agreement for BROMDAY(TM), XIBROM(TM) and PROLENSA(TM)

IRVINE, CA--(Marketwire - March 26, 2012) - ISTA Pharmaceuticals, Inc. (NASDAQ: ISTA) today announced it has settled all issues with Senju Pharmaceutical Co., Ltd. that had been in arbitration before the International Chamber of Commerce (ICC) and has come to an agreement with Senju on disputed royalty payments for XIBROM™ and BROMDAY™ (bromfenac ophthalmic solution) 0.09% eye drops, approved for the treatment of postoperative inflammation and reduction of ocular pain in patients who have undergone cataract extractions. The settlement establishes separate royalty rates for BROMDAY and ISTA’s potential new proprietary product, PROLENSA™, also for the treatment of postoperative inflammation and reduction of ocular pain in patients who have undergone cataract extractions, maintaining the existing rate for PROLENSA. The dispute concerned the amount of royalties owed after the patent covering XIBROM and BROMDAY expired in 2009. ISTA and Senju will continue their relationship under the terms of an exclusive license agreement covering the products through expiration of the last licensed patent, currently anticipated to be September 2025.

A similar dispute on a significantly smaller royalty rate with AcSentient, Inc. continues in arbitration with the ICC.

ABOUT ISTA PHARMACEUTICALS

ISTA Pharmaceuticals, Inc. is a fast growing and the third largest branded prescription eye care business in the United States, with an expanding focus on allergy therapeutics. ISTA currently markets four products, including treatments for ocular inflammation and pain post-cataract surgery, glaucoma and ocular itching associated with allergic conjunctivitis. The Company’s development pipeline contains additional candidates in various stages of development to treat dry eye, ocular inflammation and pain, and nasal allergies. Headquartered in Irvine, California, ISTA generated revenues of $160 million in 2011. For additional information about ISTA, please visit the corporate website at www.istavision.com.

BROMDAY® (bromfenac ophthalmic solution) 0.09%, XIBROM (bromfenac ophthalmic solution)® 0.09%, and PROLENSA™ (bromfenac ophthalmic solution) are trademarks of ISTA Pharmaceuticals, Inc.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. Without limiting the foregoing, but by way of example, statements contained in this press release related to potential new proprietary products and future royalty payments are forward-looking statements. Except as required by law, ISTA disclaims any intent or obligation to update any forward-looking statements. These forward-looking statements are based on ISTA’s expectations as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ from current expectations are detailed from time to time in ISTA’s public filings with the U.S. Securities and Exchange Commission, including but not limited to ISTA’s Annual Report on Form 10-K for the year ended December 31, 2011.

Contact Information

For Investor Relations:

Lauren Silvernail

949-788-5302

lsilvernail@istavision.com

Jeanie Herbert

949-789-3159

jherbert@istavision.com

Kathy Galante

Burns McClellan

212-213-0006

kgalante@burnsmc.com

For General Media:

Justin Jackson

Burns McClellan

212-213-0006

jjackson@burnsmc.com

For Trade Media:

Tad Heitmann

BioComm Network

714-273-2937

theitmann@BioCommNetwork.com

Web Site: http://www.istavision.com